E-192
Exhibit No. 11
IBF VI - Guaranteed Income Fund
Form SB-2

Lehman, Jensen & Donahue, L.C.
620 Judge Building
8 East Broadway
Salt Lake City, Utah  84111

January 21, 1999IBF VI - Guaranteed Income Fund
1733 Connecticut Avenue, NW
Washington, D.C. 20009

     Re:   Class  A  10%  Income  Participating  Notes  Due  2005
("Notes")

Ladies and Gentlemen:

     You have requested our opinion as to the legality of the above-referenced Notes of IBF VI - Guaranteed Income Fund, a Delaware corporation (the "Corporation") to be issued and distributed pursuant to a Registration Statement on Form SB-2, and amendments thereto (the "Registration Statement") under the Securities Act of 1933, as amended.

     In furnishing our opinion, we have examined original, photostatic, or certified copies of certain records of the Corporation, including the Registration Statement, the Certificate of Incorporation, as amended, the By-laws and such other documents that we have deemed relevant and necessary for the opinion hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to such examination, we have relied upon representations made to us by officers and directors of the Corporation, and we have not conducted or received independent verification of those facts.

     Based upon and subject to the foregoing and such other matters of fact and questions of law as we have deemed relevant in the circumstances, and in reliance thereon, it is our opinion that:

     1. The Corporation is duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware; and

     2. The Notes being offered under the Registration Statement are duly authorized and, when issued in accordance with the terms and conditions of the Prospectus and the form of Indenture governing the Notes included as a exhibit to the Registration Statement, will be validly issued and non-assessable and shall represent the binding obligations of the Corporation.

     We consent to being named in the Registration Statement and related Prospectus as counsel who are passing upon the legality of the above securities for the Corporation by reference to our name under the caption "Legal Matters" in such Prospectus. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement or any amendment thereto.

     This opinion is limited to the matters set forth herein and may not be relied upon by any other person or used for any other purpose without our prior written consent.

                                   Sincerely,

                                   Lehman, Jensen & Donahue, L.C.